                                                                    EXHIBIT 21.1

                       LIST OF SUBSIDIARIES OF REGISTRANT

XACCT Technologies, Inc., a Delaware corporation, located in California, U.S.A.

XACCT Technologies (UK) Limited, an English private company

XACCT Technologies (Germany) GmbH

XACCT Technologies (Sweden) AB

XACCT Technologies (France) S.A.R.L.